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                                                                   EXHIBIT 10.92


                                AMENDMENT NO.1
                                      TO
                        FACILITY DEVELOPMENT AGREEMENT


          THIS AMENDMENT NO. 1 TO THE FACILITY DEVELOPMENT AGREEMENT is made and effective as of March 30, 2000, by and between Tarrant Mexico, S. de R.L. de C.V., a limited liability company formed under the laws of the Republic of Mexico ("Purchaser"), and Tex Transas, S.A. de C.V., a corporation formed under the laws of the Republic of Mexico ("Seller"), with respect to that certain Facility Development Agreement effective as of December 2, 1998, by and between Purchaser and Seller (the "Facility Development Agreement"), with respect to the following facts:

          A. Purchaser and Seller desire to amend the Facility Development Agreement in the manner set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, and of the agreements contained herein, and intending to be legally bound hereby, Purchaser and Seller hereby agree as follows:

     1. Paragraph 4(a) of the Facility Development Agreement hereby is amended to read in its entirety as follows:

     At any time on or before September 30, 2002, the Purchaser shall have the right, but not the obligation, to purchase from the Seller, and the Seller shall sell to the Purchaser, the Facility free and clear of all liens, claims, charges, encumbrances, security interests and other restrictions on the ownership or use thereof by delivering to the Seller a written notice of its intent to purchase the Facility (the "Purchase Notice").

     2. Paragraph 4(b) of the Facility Development Agreement hereby is amended to read in its entirety as follows:

     The purchase price of the Facility (the "Purchase Price") shall be mutually agreed upon by the Purchaser and the Seller within thirty (30) days of the Seller receiving the Purchase Notice. If the Purchaser and the Seller are unable to agree on the purchase price within that period, then within fifteen (15) days after the expiration of that period the Purchaser and the Seller shall appoint a mutually acceptable real estate appraiser with full-time commercial appraisal experience in the area in which the Facility is located to appraise and determine the Fair Market Value (as defined below) of the Facility within thirty (30) days after such appraiser's selection, which Fair Market Value thereafter shall be the Purchase Price. If the Purchaser and the Seller are unable to mutually agree on an appraiser, then each of the parties shall appoint an independent appraiser and notify the other party of such appraiser's name and business address, all within forty
     (40) days of the Seller receiving the Purchase Notice. The two appraisers shall then appoint a third independent appraiser, within sixty (60) days of the Seller receiving the Purchase Notice. Each appraiser shall be qualified under the same criteria set forth above for qualification of a mutually acceptable appraiser. If either party shall fail to appoint an appraiser as set forth above, then the appraiser appointed by the other party shall act as the

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     sole appraiser of the Facility. Each of the parties shall bear the cost of any appraiser appointed by it and one-half of the cost of the third appraiser. Within thirty (30) days after selection of the third appraiser, a majority of the appraisers shall determine the Fair Market Value of the Facility, which Fair Market Value thereafter shall be the Purchase Price of the Facility. If a majority of the appraisers are unable to agree upon the Fair Market Value within the stipulated period of time, each appraiser shall deliver to the Purchaser, the Seller and each other appraiser its determination of the Fair Market Value of the Facility and the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Purchase Price of the Facility. If any appraiser shall fail to provide its determination of the Fair Market Value of the Facility as set forth above, then the other appraisals shall be added together and their total divided by the number of such appraisals; the resulting quotient shall be the Purchase Price of the Facility. For purposes of this Section 4(a), "Fair Market Value" means the amount that a willing buyer would pay and a willing seller would accept in arm's length negotiations, which shall take into account the location of the Facility, considering comparable buildings in the immediate area.

     3. Paragraph 4(c) of the Facility Development Agreement hereby is amended to read in its entirety as follows:

     The closing of the purchase and sale of the Facility (the "Closing") shall take place at the place and on the date and at the time set forth in the Purchase Notice, but in no event later than 12:00 p.m. (Los Angeles time) on September 30, 2002.

     4. Except as expressly provided in this Amendment, the Facility Development Agreement shall remain in full force and effect and is hereby ratified and confirmed as it pertains to Purchaser and Seller's rights and obligations pursuant to the Facility Development Agreement.

     5. This Amendment (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding of the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument; and (v) shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed solely within that state. In the event of any conflict between the Facility Development Agreement and this Amendment, the provisions of this Amendment shall govern.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.


          Purchaser:                         TARRANT MEXICO, S. de R.L. de C.V


                                             By /S/ Gerard Guez
                                               _________________________
                                               Gerard Guez
                                               Authorized Representative

          Seller:                            TEX TRANSAS, S.A. de C.V.

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                                             By_________________________
                                               Authorized Representative

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